Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of June 3, 2015, among AECOM C&E, Inc., a Delaware corporation, AECOM Services, Inc., a California corporation, AECOM Special Missions Services, Inc., a Pennsylvania corporation, AECOM USA, Inc., a New York Corporation, EDAW, Inc., a Delaware corporation, MT Holding Corp., a Delaware corporation, McNeil Security, Inc., a Virginia corporation, and The Earth Technology Corporation (USA), a Delaware corporation (the “New Guarantors”), each a subsidiary of AECOM (formerly AECOM Technology Corporation), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and certain subsidiaries of the Company listed in Schedule I attached hereto (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee an Indenture, dated as of October 6, 2014 (as amended and supplemented from time to time, the “Indenture”), providing for the issuance of the Company’s 5.750% Senior Notes due 2022 (the “2022 Notes”) and 5.875% Senior Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”);

WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 (a)(7) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Second Supplemental Indenture without the consent of holders of the Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.               AGREEMENT TO GUARANTEE. The New Guarantors hereby agree, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2.               RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.               GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.               TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the Subsidiary Guarantee for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Second Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

5.               COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.               EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTORS:

AECOM C&E, INC.
AECOM SERVICES, INC.
AECOM SPECIAL MISSIONS SERVICES, INC.
AECOM USA, INC.
EDAW, INC.
MT HOLDING CORP.
MCNEIL SECURITY, INC.
THE EARTH TECHNOLOGY CORPORATION (USA)

By:	/s/ Preston Hopson
Name: Preston Hopson
Title: Assistant Secretary

Signature Page to Supplemental Indenture

AECOM

By:	/s/ Preston Hopson
Name: Preston Hopson
Title: Assistant Secretary

Signature Page to Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Georgina Thomas
Name: Georgina Thomas
Title: Assistant Vice President

Signature Page to Supplemental Indenture